Exhibit 4.179

Dated 11 July 2014

CRETAN TRADERS INC.
 as Borrower
and
MONTEAGLE SHIIPPING SA
 as Existing Guarantor
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
 as Lenders
and
NORDDEUTSCHE LANDESBANK GIROZENTRALE
 as Swap Bank
and
NORDDEUTSCHE LANDESBANK GIROZENTRALE
as Underwriter, Mandated Lead Arranger,
 Bookrunner, Agent and Security Trustee

--------------------------------------------------------

 FIFTH SUPPLEMENTAL AGREEMENT
--------------------------------------------------------

in relation to a Loan Agreement dated 23 July 2008
(as amended and supplemented by four supplemental
agreements dated respectively 12 October 2009, 9 September 2011,
4 January 2012 and 31 August 2012 and two supplemental letters dated respectively 24 July 2009 and 8 February 2010) in respect of a loan facility of (originally) up to US$126,400,000

WATSON. FARLEY & WILLIAMS
 Piraeus

INDEX

Clause		Page

1	DEFINITIONS	2
2	REPRESENTATIONS AND WARRANTIES	3
3	AGREEMENT OF THE CREDITOR PARTIES	3
4	CONDITIONS	4
5	VARIATIONS TO LOAN AGREEMENT AND CONTINUING FINANCE DOCUMENTS	5
6	CONTINUANCE OF LOAN AGREEMENT AND CONTINUING FINANCE DOCUMENTS	7
7	FEES AND EXPENSES	7
8	COMMUNICATIONS	7
9	SUPPLEMENTAL	8
10	LAW AND JURISDICTION	8

THIS FIFTH SUPPLEMENTAL AGREEMENT is dated 11 July 2014 and made
BETWEEN:
(1)	CRETAN TRADERS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Borrower;
(2)	MONTEAGLE SHIPPING SA a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as Existing Guarantor;
(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders;
(4)	NORDDEUTSCHE LANDESBANK GIROZENTRALE acting through its office at Friedrichswall 10, D-30159, Hannover, Germany as Swap Bank; and
(5)	NORDDEUTSCHE LANDESBANK GIROZENTRALE acting through its office at Friedrichswall 10, D-30159, Hannover, Germany as Underwriter, Mandated Lead Arranger, Bookrunner, Agent and Security Trustee.
BACKGROUND
(A)	By a loan agreement dated 23 July 2008 (as amended and supplemented by four supplemental agreements dated respectively 12 October 2009, 9 September 2011, 4 January 2012 and 31 August 2012 and two supplemental letters dated respectively 24 July 2009 and 8 February 2010, the "Loan Agreement") made between (i) the Borrower, (ii) the Lenders, (iii) the Swap Bank, (iv) the Underwriter, (v) the Mandated Lead Arranger, (vi) the Bookrunner, (vii) the Agent and (viii) the Security Trustee, the Lenders made available to the Borrower a loan facility of (originally) up to US$126,400,000 (the "Loan").
(B)	By the Agency and Trust Agreement entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders.
(C)	As at the date of this Agreement the amount outstanding by way of principal under the Loan Agreement is US$47,925,000.
(D)	The Borrower has requested that the Creditor Parties agree to (inter alia):
(i)	release the Collateral Owner and the Approved Manager from all their respective obligations and liabilities under the Collateral Finance Documents to which each is a party; and
(ii)	discharge the Collateral Mortgage.
(E)	The Creditor Parties consent to the Borrower's request referred to in Recital (D) subject to the following conditions:
(i)	the amendment to the minimum security cover requirement specified in Clause 15.1 of the Loan Agreement;
(ii)	the amendment to the provisions relating to the duration of normal Interest Periods specified in Clause 6.2 of the Loan Agreement; and
(iii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

(F)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to the requests referred to in recital (D) and to the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.
NOW THEREFORE IT IS HEREBY AGREED
1.	DEFINITIONS
1.1	Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.
1.2	In this Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:
"Approved Manager" means TMS Bulkers Ltd, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
"Collateral Finance Documents" means the Collateral Charterparty Assignment, the Collateral Deed of Covenant, the Collateral Earnings Account Pledge, the Collateral General Assignment, the Collateral Manager's Undertaking, the Collateral Mortgage and the Collateral Guarantee;
"Collateral Manager's Undertaking" means a letter of undertaking dated 6 February 2012 and executed by the Approved Manager in favour of the Security Trustee in relation to the management of the Collateral Ship;
"Collateral Mortgage" means the first priority Maltese statutory mortgage over the Collateral Ship dated 6 February 2012 executed by the Collateral Owner in favour of the Security Trustee;
"Collateral Owner" means Pergamos Owning Company Limited, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
"Collateral Ship" means the Panamax-size bulk carrier of approximately 76,000 metric tons deadweight with IMO No. 9584499 and with the name "WOOLLOOMOOLOO" registered in the ownership of the Collateral Owner under the Maltese flag;
"Continuing Finance Documents" means each document defined in the Loan Agreement as a "Finance Document" other than the Collateral Finance Documents and, in the singular, means any of them;
"Effective Date" means a Business Day on which the Agent confirms in writing to the Borrower and the Existing Guarantor that all conditions set out in Clause 4.1 have been satisfied or waived, as specified in the Effective Date letter in accordance with Clause 4.3; and
"Existing Guarantor" means Monteagle Shipping SA, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.
1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this Supplemental Agreement.  References to Clauses are to clauses of this

Supplemental Agreement save as may be otherwise expressly provided in this Supplemental Agreement.
2.	REPRESENTATIONS AND WARRANTIES
2.1
The Borrower hereby represents and warrants to the Agent, as at the date of this Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Agent that as at the date of this Supplemental Agreement:
(a)
it is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents on any of such property or assets; and

(e)
it has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this Supplemental Agreement and all information furnished by the Borrower or on its behalf relating to its business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3.	AGREEMENT OF THE CREDITOR PARTIES
3.1
The Creditor Parties, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Supplemental Agreement, hereby agree with the Borrower, subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4:
(a)	an amendment in the minimum security cover requirement specified in Clause 15.1 of the Loan Agreement in the manner outlined in Clauses 5.1(e);
(b)	an amendment to the provisions relating to the duration of normal Interest Periods specified in Clause 6.2 of the Loan Agreement in the manner outlined in Clause 5.1(c);
(c)	the release of the Collateral Owner and the Approved Manager from the Collateral Finance Documents to which each is a party and the discharge of the Collateral Mortgage; and
(d)	the consequential amendments to the Loan Agreement and the other Continuing Finance Documents in connection with the matters referred to in paragraphs (a) to (c) above.
3.2	With effect on and from (subject to the occurrence of) the Effective Date, the Creditor Parties hereby irrevocably:
(a)	release all Security Interests created in their favour by the Collateral Owner or, as the case may be, the Approved Manager under the Collateral Finance Documents to which each is a party;
(b)	release the Collateral Owner and the Approved Manager from all their respective obligations and liabilities under the Collateral Finance Documents to which each is a party; and
(c)
re-assign and release to the Collateral Owner and the Approved Manager all their rights, benefits, title and interest in and to all the property assigned to the Security Trustee under the Collateral Finance Documents to which each is a party.

3.3
The Borrower and the Security Parties agree and confirm that the Loan Agreement and the Continuing Finance Documents to which each is a party shall remain in full force and effect and the Borrower and each Security Party shall remain liable under the Loan Agreement and the Continuing Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.4	The agreement of the Creditor Parties contained in this Clause 3 shall have effect on and from the Effective Date.
4.	CONDITIONS
4.1
The agreements of the Creditor Parties contained in Clause 3 of this Supplemental Agreement shall all be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before the Effective Date:

(a)	evidence that the persons executing this Supplemental Agreement on behalf of each Security Party are duly authorised to execute the same;
(b)	an original of this Agreement duly executed by the parties to it and counter-signed and acknowledged by the Security Parties;
(c)
certificates from an officer of each Security Party (other than the Approved Manager) confirming the names of all the directors and shareholders of each such Security Party (other than the shareholders of the Guarantor) and having attached thereto true and complete copies of their incorporation and constitutional documents;

(d)
true and complete copy of the resolutions passed at separate meetings of the sole director or directors, as the case may be, and shareholders of each such Security Party (other than the shareholders of the Guarantor) authorising and approving the execution, or acknowledgement in the case of the Guarantor, Roscoe and the Collateral Owner, of this Supplemental Agreement and any other document or action to which each is or is to be a party and authorising its directors or other representatives to execute, or acknowledge, as the case may be, the same on its behalf;

(e)	the original of any power of attorney issued by each such Security Party pursuant to such resolutions aforesaid;
(f)
evidence that the Borrower has satisfied the minimum security cover test outlined in clause 15.1 of the Loan Agreement (as those provisions have been amended and supplemented by this Supplemental Agreement);

(g)	evidence that the handling fee of $30,000 referred to in Clause 7.1 has been paid in full;
(h)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Agent may require;
(i)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(j)	evidence that the process agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Supplemental Agreement; and
(k)
evidence that the provisions of clause 9.1(d) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date.

4.2	The conditions set out in Clause 4.1 are for the sole benefit of the Creditor Parties. The Agent shall be entitled to waive the fulfilment of any of those conditions on such terms as it deems fit.
4.3
Upon fulfilment or waiver of the conditions in Clause 4.1, the Agent, the Borrower and the Existing Guarantor shall sign a letter confirming that the Effective Date has occurred and such certificate shall be binding on all parties to this Agreement.

5.	VARIATIONS TO LOAN AGREEMENT AND CONTINUING FINANCE DOCUMENTS
5.1
In consideration of the agreement of the Creditor Parties contained in Clause 3 of this Supplemental Agreement, the Borrower hereby agrees with the Creditor Parties that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by deleting the existing definition of "Effective Date" and substituting the same with the following new definition of "Effective Date" in clause 1.1 thereof:
"Effective Date" means a Business Day on which the Agent confirms in writing to the Borrower and the Existing Guarantor that all conditions set out in clause 4.1 of the Fifth

Supplemental Agreement have been satisfied or waived, as specified in the Effective Date letter in accordance with clause 4.3 of the Fifth Supplemental Agreement;";
(b)	by adding the following new definition in clause 1.1 thereof:
"Fifth Supplemental Agreement" means a fifth supplemental agreement to this Agreement dated __ July 2014 and entered into between (i) the Borrower, (ii) Monteagle Shipping SA as Existing Guarantor, (iii) the Lenders, (iv) the Swap Bank, (v) the
 Underwriter, (vi) the Mandated Lead Arranger, (vii) the Bookrunner, (viii) the Agent and (ix) the Security Trustee;";
(c)	by deleting clause 6.2 thereof in its entirety and substituting the same with the following new clause:
"6.2            Duration of normal Interest Periods. Subject to clauses 6.3 and 6.4, each Interest Period shall be 3 months or such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.";
(d)	by deleting clause 8.12 thereof in its entirety and substituting the same with the following new clause:
"8.12 Excess Earnings". If in respect of any 3-month period (with the first such period commencing on 1 September 2012) during the Security Period, the Agent determines (on the basis of evidence satisfactory to the Agent provided by the Borrower to the Agent in respect of such 3-month period by not later than the date following 30 days after the last day of such 3-month period) that the daily Earnings of RAPALLO for such period exceed the aggregate of:
(a)
the expenditure necessarily incurred during such period by Roscoe in operating, insuring, dry-docking, maintaining, repairing and generally trading RAPALLO (including, without limitation, the general and administrative expenses and the maintenance costs); and

(b)	any sums paid by the Borrower in respect of principal on, and interest in respect of, the Loan pursuant to this Agreement which are attributable to that 3-month period, the Agent shall advise the Borrower of the amount of such excess (the "Excess Earnings") and the Borrower shall ensure that an amount equal to 50 per cent. of the Excess Earnings (the "Excess Amount") is transferred into the Retention Account which Excess Amount shall remain blocked until the last day of the then current Interest Period when the Excess Amount may be applied, at the discretion of the Borrower, in prepayment of the Loan in accordance with Clause 8.10(a) of this Agreement (and the Borrower hereby unconditionally and irrevocably authorises the Agent to make such application).";
(e)	by deleting clause 15.1 thereof in its entirety and substituting the same with the following new clause:
"15.1 Minimum required security cover.  Clause 15.2 applies if the Agent notifies the Borrower at any time following the Effective Date that:
(a)	the aggregate of (i) the aggregate Market Value of the Ship and RAPALLO and (ii) any amounts standing to the credit of the Retention Account; plus
(b)	the net realisable value of any additional security previously provided under this Clause 15,

is below 125 per cent. of the Loan."; and
(f)
by deleting all definitions of, and references to, the Builder, the Collateral Finance Documents, the Collateral Charter, the Collateral Charterparty Assignment, the Collateral Deed of Covenant, the Collateral Earnings Account, the Collateral Earnings Account Pledge, the Collateral General Assignment, the Collateral Guarantee, the Collateral Manager's Undertaking, the Collateral Mortgage, the Collateral Ship, the Collateral Owner and the Shipbuilding Contract throughout the Loan Agreement.

5.2
With effect on and from the Effective Date each of the Continuing Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Supplemental Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Continuing Finance Documents to the Loan Agreement and any of the other Continuing Finance Documents shall be construed as if the same referred to the Loan Agreement and those Continuing Finance Documents as amended and supplemented by this Supplemental Agreement; and

(b)
by construing references throughout each of the Continuing Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Continuing Finance Documents as amended and supplemented by this Supplemental Agreement.

5.3	The Continuing Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Continuing Finance Documents contained or referred to in Clauses 5.1 and 5.2; and
(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Supplemental Agreement.
6.	CONTINUANCE OF LOAN AGREEMENT AND CONTINUING FINANCE DOCUMENTS
6.1
Save for the alterations to the Loan Agreement and the other Finance Documents made or to be made pursuant to this Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the other Continuing Finance Documents shall continue and remain valid and enforceable.

7.	FEES AND EXPENSES
7.1	The Borrower shall pay to the Agent on the date of this Agreement a non-refundable handling fee of $30,000 to be distributed between the Lenders pro rata to their respective Contribution.
7.2	The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary amendments.
8.	COMMUNICATIONS
8.1
The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9.	SUPPLEMENTAL
9.1	This Agreement may be executed in any number of counterparts.
9.2	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
10.	LAW AND JURISDICTION
10.1	This Agreement and any non-contractual obligations arising out of it, shall be governed by and construed in accordance with English law.
10.2
The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary medications.

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

SCHEDULE 1
LENDERS

Lender	Lending Office
Norddeutsche Landesbank Girozentrale	Friedrichswall 10 D-30159 Hannover Germany

EXECUTION PAGE

BORROWER

SIGNED by DIMITRIOS GLYNOS	)
for and on behalf of	)	/s/ Dimitrios Glynos
CRETAN TRADERS INC.	)

EXISTING GUARANTOR

SIGNED by DIMITRIOS GLYNOS	)
for and on behalf of	)	/s/ Dimitrios Glynos
MONTEAGLE SHIPPING SA	)

LENDERS

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

SWAP BANK

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

UNDERWRITER

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

MANDATED LEAD ARRANGER

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

BOOKRUNNER

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

AGENT

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

SECURITY TRUSTEE

SIGNED by NADINE AKLEH	)
for and on behalf of	)	/s/ Nadine Akleh
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

Witness to all the	)
above signatures	)
Name: IRO D. BEI		/s/ Iro D. Bei
Address:		Attorney - at - law 52, Ag. Komstautisou Street - 151 24 Marousi Athens, Greece Tel.: +30 210 6140810 - Fax: +30 210 6140267

COUNTERSIGNED on 11th July 2014 for and on behalf of each of the following companies which by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the Master Agreement.

/s/ Dimitrios Glynos
DIMITRIOS GLYNOS for and on behalf of DRYSHIPS INC.

/s/ Dimitrios Glynos
DIMITRIOS GLYNOS for and on behalf of ROSCOE MARINE LTD.

/s/ Dimitrios Glynos
DIMITRIOS GLYNOS for and on behalf of PERGAMOS OWNING COMPANY LIMITED for and on behalf of TMS BULKERS LTD.

COUNTERSIGNED on 11th July 2014 for and on behalf of each of the following companies which by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the Master Agreement.

for and on behalf of DRYSHIPS INC.

for and on behalf of ROSCOE MARINE LTD.

for and on behalf of PERGAMOS OWNING COMPANY LIMITED

/s/ Dr. Adriano Cefai
DR. ADRIANO CEFAI for and on behalf of TMS BULKERS LTD.	Dr. ADRIANO CEFAI DIRECTOR MARE SERVICES LTD 5/1 MERCHANTS STREET VALLETTA VLT 1171